UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2009

ICF International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia	22031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 934-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 30, 2009, ICF International, Inc. (the “Company”), announced that it had entered into a Stock Purchase Agreement (the “Purchase Agreement”) with ICF Consulting Group, Inc., a wholly owned subsidiary of the Company (“ICF Consulting”) (collectively with the Company to be referred to as “ICF”), infoGROUP Inc. (“infoGROUP”) and Opinion Research Corporation (“Opinion Research”). All of the parties to the Purchase Agreement are Delaware incorporated. Pursuant to the Purchase Agreement, ICF Consulting will purchase Macro International Inc., a Delaware corporation (“Macro”), that is wholly owned by Opinion Research, which is in turn wholly owned by infoGROUP (the “Purchase”).

Under the terms of the Purchase Agreement, ICF will pay an aggregate purchase price of approximately $155 million in exchange for all of the shares of common stock of Macro, subject to a dollar-for-dollar working capital adjustment that will either increase or decrease the purchase price depending upon whether the final working capital amount is more or less than $20 million.

The Purchase Agreement may be terminated by the following: (i) by the mutual written agreement of the parties; (ii) either ICF or Opinion Research if the closing has not occurred on or before April 17, 2009, subject to certain restrictions; (iii) by ICF if any material adverse change (including any breach of a representation or warranty by Opinion Research or infoGROUP) has occurred that has not been cured within 30 days after its occurrence; (iv) by Opinion Research or infoGROUP if ICF has materially breached any of its representations, warranties, covenants or agreements within the Purchase Agreement, which have not been cured within 30 days after written notice of the breach has been given to ICF; and (v) by either ICF or Opinion Research if a permanent injunction or related action has become final. The parties have made numerous representations, warranties and covenants in the Purchase Agreement. The closing of the Purchase is subject to customary closing conditions and is expected to occur shortly.

A copy of the press release announcing the execution of the Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1.

Other than in respect of the Purchase Agreement, there exists no material relationship between ICF or its affiliates and Opinion Research or its affiliates.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release Dated March 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: March 30, 2009	By:	/s/ Alan Stewart
Alan Stewart
Chief Financial Officer, Senior Vice President and Corporate Secretary

Exhibit Index

Exhibit No.	Document
99.1	Press Release Dated March 30, 2009